Exhibit 1.01

EXECUTION COPY

THE NASDAQ STOCK MARKET, INC.

(a Delaware corporation)

Shares of Common Stock

PURCHASE AGREEMENT

Dated: February 9, 2006

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TABLE OF CONTENTS

		Page
SECTION 17.	GOVERNING LAW	39

SECTION 18.	TIME	40

SECTION 19.	Counterparts	40

SECTION 20.	Effect of Headings	40

SCHEDULES
Schedule A -	Name of Underwriters	Sch A-1
Schedule B -	Number of Securities to be Sold	Sch B-1
Schedule C -	Pricing Information	Sch C-1
Schedule D-1 -	Information	Sch D-1
Schedule D-2 -	Issuer General Use Free Writing Prospectus	Sch D-2
Schedule E -	List of Persons and Entities Subject to Lock-up	Sch E-1
Schedule F -	List of Selling Stockholder Counsel	Sch E-1
EXHIBITS
Exhibit A -	Form of Opinion of Company’s Counsel	A-1
Exhibit B -	Form of Opinion of Counsel for the Selling Stockholders	B-1
Exhibit C -	Form of NASD Letter	C-1
Exhibit D -	Form of Lock-up Letter for the NASD	D-1
Exhibit E-1 -	Form of Lock-up Letter for Directors and Selling Stockholders	E-1
Exhibit E-2 -	Form of Lock-up Letter for Glenn H. Hutchins	E-2
Exhibit E-3 -	Form of Lock-up Letter for Patrick J. Healy	E-3
Exhibit F -	Form of Lock-up Letter for Officers	F-1
Exhibit G -	List of Company Subsidiaries	G-1

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THE NASDAQ STOCK MARKET, INC.

(a Delaware corporation)

Shares Common Stock

($.01 Par Value)

PURCHASE AGREEMENT

February 9, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

Thomas Weisel Partners LLC

Citigroup Global Markets Inc.

Friedman, Billings, Ramsey & Co., Inc.

Keefe, Bruyette & Woods, Inc.

Sandler O’Neill & Partners, L.P.

On behalf of the several Underwriters

c/o	Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 25th Floor

New York, New York 10281-1209

Ladies and Gentlemen:

The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, J.P. Morgan Securities Inc. (“J.P. Morgan”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto (ii) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock set forth in Schedules A and B hereto and (iii) the grant by the Company and National Association of Securities Dealers, Inc. (“NASD”) to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 1,042,142 and 1,042,142, respectively, additional shares of Common Stock to cover overallotments, if any. The aforesaid shares of Common Stock (the

“Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,084,284 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Company Option Securities” or the “NASD Option Securities”, as applicable, and, collectively, the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Selling Stockholders and the Underwriters agree that up to 248,870 shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain members of the NASD (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-131373), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement” and the Company was and is a “well-known seasoned issuer” under Rule 405(1)(i)(A). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule

462(e) of the 1933 Act Regulations (“Rule 462(e)”) on January 30, 2006, and any post effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company has been complied with in all material respects.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities.

Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any forward looking statements included in the Registration Statement or Prospectus are based on reasonable assumptions and provided on a good faith basis. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through Merrill Lynch or (ii) by any Selling Stockholder (such written information with respect to NASD shall be limited to such written information as indicated in the letter (the “NASD Letter”) from NASD to the Company and the Underwriters in the form set forth as Exhibit C hereto), in each case, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) and the information included on Schedule D-1 hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:00 pm (Eastern time) on February 9, 2006 or such other time as agreed by the Company and Merrill Lynch.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in their offering and (c) at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Independent Accountants. Ernst & Young LLP, who certified the Company’s audited financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. To the knowledge of the Company, Deloitte & Touche LLP, who certified the audited consolidated financial statements of Toll Associates LLC (“Toll”) included in the Registration Statement, are independent public accountants with respect to Toll as required by the 1933 Act and the 1933 Act Regulations. To the knowledge of the Company, PricewaterhouseCoopers LLP, who certified the audited consolidated financial statements of Instinet Group, Inc. (“Instinet”) included in the Registration Statement, are independent public accountants with respect to Instinet as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth in the notes to such financial statements. The consolidated financial statements of Toll, Instinet, Norway Acquisition Corp. (“Norway”), and Inet Holding Company Inc. (“IHC”) included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of Toll, Instinet, Norway and IHC at the dates indicated and the consolidated statements of operations, stockholders’ equity and cash flows of Toll, Instinet, Norway and IHC, as applicable, for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except as set forth in the notes to such financial statements. The supporting schedules present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The unaudited pro forma condensed combined financial statements and the related notes thereto and the other pro forma and as adjusted financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All financial statements and pro forma financial statements required to be included in the Registration Statement and the Prospectus pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included in the Registration Statement and the Prospectus.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Series C Cumulative Preferred Stock of the Company, par value $.01 per share, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expect to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except for directors’ qualifying shares, where applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, under the organizational documents of such Subsidiary or under any agreement to which such Subsidiary is a party or by which it is bound. The only subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 or on Exhibit G hereto.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to or incorporated by reference in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued by the Company and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights that have not been waived of any securityholder of the Company arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or by which it is bound.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization and Description of Securities. The Common Stock conforms, in all material respects, to the description thereof set forth in the section entitled “Description of Common Stock” contained in the Registration Statement and such description conforms to the rights set forth in the Company’s Restated Certificate of Incorporation, as is currently in effect; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the sale of the Securities by the Selling Stockholders is not subject to the preemptive or other similar rights that have not been waived of any securityholder of the Company arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or by which it is bound.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any subsidiary. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiii) Absence of Labor Disputes. No material labor dispute with the employees of the Company or any material subsidiary exists or, to the knowledge of the Company, is imminent.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed “qui tam” actions or any other actions of which the Company has no knowledge), or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv) Exhibits. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein which have not been so filed as required.

(xvi) Possession of Intellectual Property. Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as now being conducted and as described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or as may be required under state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xviii) Absence of Manipulation. Neither the Company nor any subsidiary of the Company has taken, nor will the Company or any subsidiary take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect except in such case as would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for claims which would not reasonably be expected to have a Material Adverse Effect.

(xx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as, an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (C) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Registration Rights. Except as stated in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxiii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv) Disclosure Controls. The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

(xxvii) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii) Authorizations. The Company and each of its subsidiaries have such permits, licenses, consents, exemptions, authorizations, orders, registrations, qualifications and other approvals (each, an “Authorization”) of, and have made all filings with and notices to, all Governmental Authorities and all Self-Regulatory Organizations necessary to conduct its business in the manner described in the Prospectus and is a member in good standing and is in compliance with the applicable laws, rules, regulations, orders, by-laws and similar requirements of each federal, state or foreign exchange, clearing house or association and Self-Regulatory Organizations or similar organizations necessary to conduct its business in the manner described in the Prospectus, except where the failure to have any such Authorization or filing or notice or the failure to be in good standing or in such compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Authorizations are valid and in full force and effect, except when the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. “Self-Regulatory Organization” shall have the meaning provided for in Section 3(a)(26) of the 1934 Act and shall also include any other commission, board, agency or body that is not a Governmental Authority (as defined herein) but is charged with the supervision or regulation of insurance companies or agents, or to the jurisdiction of which the Company or any of its subsidiaries is otherwise subject. “Governmental Authority” shall mean any court, administrative agency or commission, including, without limitation, the Commission, or other federal, state or local Governmental Authority or instrumentality of any nation and any agencies, departments or subdivisions thereof.

(xxix) Filings. The Company and each of its subsidiaries have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with or pursuant to the rules of (a) the Commission, (b) any other applicable federal, state, local or foreign governmental authorities or any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits, annexes and schedules thereto, being collectively referred to herein as the “Reports”), including, without limitation, all reports, registrations, statements and filings required under the Securities Laws (as defined herein), and the rules and regulations promulgated thereunder, except for filings the failure of which to make will not materially adversely affect the ability of the Company or any of its subsidiaries to consummate the transactions and acts contemplated by this Agreement and would not reasonably result in a Material Adverse Effect on the Company. Each of the Reports, when filed, complied in all material respects as to form with, and the requirements of, the statutes, rules, regulations and orders enforced or promulgated by the Commission or Governmental Authority or Self-Regulatory Organization with which they were filed. “Securities Laws” means, collectively, the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, and any state securities and “blue sky” laws.

(xxx) Absence of Notices, Claims and Control Status. The Company and its subsidiaries

(1)	to the best of the Company’s knowledge, have received no notification or communication from any Governmental Authority or Self-Regulatory Organization (a) asserting that any of them has not been or is not in compliance with any of the statutes, rules, regulations or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (b) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (c) requiring any of them to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the managers thereof to adopt any resolution or policy) or (d) restricting or disqualifying the activities of the Company or any of its subsidiaries (except for restrictions generally imposed by rule, regulation, or administrative policy on brokers or dealers generally or by a Self-Regulatory Organization), except in the case of (a), (b), (c) or (d) above where such action would not, individually or in the aggregate, have a Material Adverse Effect; and

(2)	are not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company or any of its subsidiaries or any current or former manager, officer, director or employee thereof with respect to their employment with the Company that would individually or in the aggregate have a Material Adverse Effect; and

(3)	are not, nor is any person directly or indirectly controlling, controlled by or under common control of any of them, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or a disqualification that would be a basis for censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of any broker-dealer subsidiary of the Company as a broker-dealer, an ECN, an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act), a national securities exchange, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder (except where otherwise indicated) severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if NASD is selling NASD Option Securities on a Date of Delivery, NASD represents and warrants to each Underwriter as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and none of the Registration Statement, the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein (in the case of the Prospectus or supplements thereto, in the light of the circumstances under which they were made) not misleading, provided that this representation and warranty is limited to information about such Selling Stockholder provided by such Selling Stockholder to the Company expressly for use in the Registration Statement and Prospectus in each case relating specifically to the Common Stock to be sold by that Selling Stockholder (in the case of NASD such information shall be limited to information included in the NASD Letter). Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder (other than NASD) and is the valid and binding agreement of such Selling Stockholder; pursuant to the Power of Attorney and Custody Agreement, Mellon Investor Services LLC in its capacity as the custodian (the “Custodian”) has been authorized by such Selling Stockholder to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefore; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefore, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

(iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

(v) Certificates Suitable for Transfer. With respect to certificated Securities, such certificated securities are in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). The Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(vi) Valid Title. Such Selling Stockholder has, and at the Closing Time will have, (1) valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances, (2) the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder and (3) a valid security entitlement in respect of such Securities.

(vii) Delivery of Certificated Securities. With respect to certificated Securities, upon the Underwriters’ acquiring possession of the Securities to be sold by the

Selling Stockholder and paying the purchase price therefore pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim”, within the meaning of Section 8-105 of the UCC, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC.

(viii) Delivery of Uncertificated Securities. With respect to uncertificated Securities, upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities by the Custodian, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede & Co. or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim”, within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser”, within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation”, within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ix) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have previously been made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws.

(xi) Power and Authority. If such Selling Stockholder is a corporation, partnership, limited partnership, limited liability company or trust, such Selling Stockholder has been duly organized or incorporated and is validly existing as a corporation, partnership, limited partnership, limited liability company or trust, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as applicable.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company and such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional aggregate amount of the Company Option Securities and NASD hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional aggregate amount of the NASD Option Securities, each as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch, J.P. Morgan and Credit Suisse to the Company and NASD setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, provided, however, that if the option hereby granted is exercised at least one business day prior to the Closing Time, the Date of Delivery shall be the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company and NASD, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and NASD (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company and NASD.

Payment shall be made to (i) the Company (with respect to amounts owing to the Company), (ii) NASD (with respect to amounts owing to NASD) and (iii) the Custodian (with respect to amounts owing to the Selling Stockholders other than NASD), in each case by wire transfer of immediately available funds to a single bank account designated by the Company, NASD and the Custodian, as applicable, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities, or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, until the earlier of (i) the day that is 30 days from the date hereof or (ii) the final Date of Delivery with respect to the Option Securities, will not file or use any Registration Statement (which, for the avoidance of doubt, shall not include any reports or documents filed or required to be filed by the Company under the 1934 Act or the rules and regulations promulgated thereunder) to which the Representatives or counsel for the Underwriters shall reasonably object. Neither the consent to nor the distribution of any amendment shall constitute a waiver of any of the conditions of Section 5 hereof. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, one copy of the manually signed and as many conformed copies as the Underwriters may reasonably request, of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical in text to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in text to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will cooperate with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, J.P. Morgan and Credit Suisse, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act, other than a registration statement on Form S-8, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to or incorporated by reference in the Prospectus or (D) issuances of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with (i) the acquisition of all or substantially all or significantly all of the assets, property or equity of another person or all or substantially all or significantly all of the assets, property or equity of a subsidiary, business segment, business unit or business division thereof or (ii) the merger or consolidation or similar transaction of the Company or any wholly owned subsidiary of the Company with another person. Notwithstanding the foregoing, if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act Regulations that are applicable to the Company.

(l) Issuer Free Writing Prospectuses. Except as disclosed on Schedule D, the Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the

Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the reasonable fees and disbursements of counsel to the Underwriters in connection with evaluation regarding any review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the quotation of the Securities on the Nasdaq National Market, (xii) one half of all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by NASD and the Company for sale to Invitees, including one half of all the underwriting fees, discounts and commissions with respect to such Reserved Securities, and (xiii) and the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii). Notwithstanding any other provision of this Section 4(a), following the closing of the offering, the Underwriters agree to reimburse the Company $300,000 for its expenses in the offering. For the avoidance of doubt, the Company will not be responsible for and shall not be required to pay any of the expenses described in Section 4(b) below.

(b) Expenses of the Selling Stockholders. The NASD will be required to pay the underwriting fees, discounts and commissions with respect to the shares of Common Stock sold in the offering by each Selling Stockholder (and including NASD) payable under the terms of this Agreement. Each Selling Stockholder will be required to pay for its pro rata share based on the number of shares of Common Stock that are included and sold in the offering of any share transfer taxes or stamp duties, if any, payable with respect to the shares sold in the offering. In addition, each Selling Stockholder will also be responsible for (i) any wire transfer fees related to the payment and/or receipt of net proceeds to such Selling Stockholder and (ii) any expenses incurred directly by such Selling Stockholder in connection with the sale of such Selling Stockholder’s shares of Common Stock in the offering including, among other things, fees and disbursements of any counsel or advisor (financial, tax or other) engaged by such Selling

Stockholder in connection with the offering (including with respect to the opinion delivery requirement, if applicable) and out of pocket expenses (such as mailing/telephone and other such transmission costs and notarization/authentication costs) related to completing, executing and delivering all documents in a timely manner. NASD will be required to pay all costs and expenses of counsel for the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with the matters related to the review and completion of the documents required to be submitted by Selling Stockholders electing to participate in the sale of Common Stock in this offering. NASD will be required to pay one half of all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with the matters related to the Reserved Securities which are designated by NASD and the Company for sale to the Invitees, including the underwriting fees, discounts and commissions with respect to such Reserved Securities.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 10(a)(i) or Section 12 hereof, each of the Company and NASD shall reimburse the Underwriters for 50% of all of the Underwriters’ out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses Allowing Selling Stockholders to Participate in the Offering. The Company and NASD agree to share all fees and related expenses of Mellon Investor Services LLC and its affiliates related to printing, distributing, collecting and analyzing documentation provided to stockholders in connection with inviting such stockholders to participate in the Offering. All such fees and expenses shall be paid by the Company and NASD as follows:

(i) the Company shall pay the product of (x) all such fees and expenses, multiplied by (y) the aggregate number of shares being offered in the Prospectus by Selling Stockholders that acquired such shares as a result of such Selling Stockholder being an issuer of securities listed on The Nasdaq Stock Market, divided by (z) the aggregate number of shares being offered in the Prospectus by all Selling Stockholders (other than NASD); and

(ii) NASD shall pay the product of (x) all such fees and expenses, multiplied by (y) the aggregate number of shares being offered in the Prospectus by Selling Stockholders that acquired such shares as a result of such Selling Stockholder being an NASD member, divided by (z) the aggregate number of shares being offered in the Prospectus by all Selling Stockholders (other than NASD);

provided, that, for purposes of the above allocation of expenses, if a Selling Stockholder is both (a) listed on The Nasdaq Stock Market and (b) a NASD member, such Selling Stockholder will be deemed to only be an NASD member; provided further, that, if (x) there are no Selling Stockholders (other than NASD) or (y) this Agreement is terminated for any reason, 50% of all such fees and expenses will be paid by the Company and 50% of all such fees and expenses will be paid by NASD.

(e) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or by or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinion of Counsel for Company. At Closing Time, the Representatives and NASD shall have received the favorable opinion, dated as of Closing Time, of (i) Edward S. Knight, Executive Vice President and General Counsel of the Company and (ii) Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Company, in each case in form and substance satisfactory to counsel for the Underwriters and counsel for NASD, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto.

(c) Opinion of Counsel for the Selling Stockholders. On or before the date on which this Agreement is signed (or with respect to the opinions referenced in clause (ii)(A) and (B) below and (iii), at the Closing Time), the Representatives shall have received the favorable opinion, dated as of the Closing Time, of counsel for NASD and each of the other Selling Stockholders that elects to sell 50,000 or more shares of Common Stock as identified on Schedule F hereto, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in (i) Exhibit B-1 hereto in the case of the Selling Stockholders (other than NASD), and (ii) (A) Exhibit B-2 in the case of T. Grant Callery, Executive Vice President and General Counsel of NASD and (B) Exhibit B-3 in the case of Shearman & Sterling LLP, counsel for NASD and (iii) Exhibit B-4 in the case of Banc of America Securities LLC or its affiliates.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the

State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company or such other officer(s) of the Company acceptable to the Representatives, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such person, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(f) Certificate of Selling Stockholders. On or before the date on which this Agreement is signed (and with respect to NASD, on or before Closing Time), the Representatives shall have received a certificate by or on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives and NASD shall have received (i) from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement and the Prospectus, (ii) from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Toll and certain financial information contained in the Registration Statement and the Prospectus and (iii) from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Instinet and certain financial information contained in the Registration Statement and the Prospectus.

(h) Bring-down Comfort Letter. At Closing Time, the Representatives and NASD shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in its letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i) Approval of Listing. At Closing Time, the Company’s Listing of Additional Shares form, if required, shall have been approved by the Nasdaq Stock Market.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D, E and F hereto signed by the applicable persons listed on Schedule E hereto.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and NASD contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and NASD hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company or such other officer(s) of the Company acceptable to the Representatives confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of NASD. A certificate, dated such Date of Delivery, of an authorized officer of NASD confirming that the certificate of NASD delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. The favorable opinion of (i) Edward S. Knight, Executive Vice President and General Counsel of the Company and (ii) Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters and counsel for NASD, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iv) Opinion of Counsel for NASD. The favorable opinion of (i) T. Grant Callery, Executive Vice President and General Counsel of NASD and (ii) Shearman & Sterling LLP, counsel for NASD, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the NASD Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as its respective letter furnished to the Representatives and NASD pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

It shall be a condition to closing that NASD shall have received the accountant’s comfort letters and bringdown comfort letters described in Sections 5(g), 5(h) and 5(m), at the applicable times.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company (with respect to indemnity by the Company) or the applicable Selling Stockholder (with respect to indemnity by such Selling Stockholder under this paragraph pursuant to Section 6(b) below); and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity agreement by the Company shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through Merrill Lynch or (ii) any Selling Stockholder (with respect to NASD such information to be limited to the information as set forth in the NASD Letter), in each case, expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 15 thereof.

(b) Indemnification of Underwriters by Selling Stockholders. (i) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, their respective Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(1)(i), (ii) and (iii) above and in Section 6(e); provided, however, that, notwithstanding any other provisions herein, the liability of any Selling Stockholder under Section 6 and 7 hereof shall not exceed the product of the number of Securities sold by such Selling Stockholder and the public offering price of the Securities as set forth in the Prospectus; provided further, however, that in the case of any Selling Stockholder this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus, in each case relating specifically to the Common Stock to be sold by that Selling Stockholder (in the case of NASD such information shall be limited to information as set forth in the NASD Letter); and (ii) NASD agrees to indemnify and hold harmless each Underwriter, their respective Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement.

(c) Indemnification of Company, Directors, Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.

(d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and NASD, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities (other than such losses, liabilities, claims, damages or expenses under clause (iv) which are the result of gross negligence or bad faith on the part of the Underwriters).

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, severally and not jointly, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8. Indemnification and Contribution between the Company and NASD.

(a) Indemnification of NASD. The Company agrees to indemnify and hold harmless NASD, its Affiliates, and each person, if any, who controls NASD within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by NASD), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by either (i) NASD or (ii) any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers by NASD. NASD agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity shall only apply with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in reliance upon and in conformity with written information furnished to the Company by NASD expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, however, that the liability of NASD under this Section 8(b) shall not exceed the product of the number of Securities sold by NASD and the initial public offering price of the Securities as set forth in the Prospectus (net of underwriting discounts and commissions).

(c) Contribution. To provide for contribution in circumstances in which the indemnification provided for in Section 8(a) or Section 8(b) is for any reason held to be unavailable, after deducting any damages which an indemnifying party has otherwise been required to pay in connection with the matter for which indemnification was unavailable, including from persons who control, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, either the Company or NASD, officers of the Company who signed the registration statement, and directors of the Company, the Company and NASD shall each contribute to the aggregate damages of the nature contemplated by the indemnification provisions set forth in Section 8(a) and Section 8(b) (including any investigation, legal, and other expenses incurred in connection with and any amount paid in settlement of any action, suit, proceeding or asserted claims) to which either the Company or NASD may be subject. The Company and NASD each shall contribute an amount that shall reflect the relative fault of the Company on the one hand and NASD on the other hand as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the damages referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro-rata allocation or by any other method of allocation that does not take into account the considerations referred to in the immediately preceding paragraph. Notwithstanding the foregoing provisions of this Section 8(c), in accordance with Section 11(f) of the 1933 Act, NASD shall not be required to contribute any amount in excess of the amount by which the product of the number of Securities sold by NASD and the initial public offering price of the Securities as set forth in the Prospectus (net of underwriting discounts and commissions) exceeds the amount of any damages NASD has otherwise been required to pay by reason of such untrue statement or omission, and no person guilty of fraudulent misrepresentation shall be entitled to obtain contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company or NASD, each officer of the Company who shall have signed the Registration Statement, and each director of the Company or any of NASD shall have the same rights to contribution as the Company or NASD, subject in each case to the provisions of the preceding sentence.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure

Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Default by one or more of the Selling Stockholders. If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders (including NASD) do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 12 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 12, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees in connection with the offering and sale of the Securities that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this

Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Tax Disclosure. Notwithstanding any other provision of this Agreement, the Company’s use and disclosure of information relating to the U.S. federal income tax treatment and structure of the transactions contemplated herein is not limited for the benefit of any person in any manner, and such U.S. federal income tax treatment and structure are not claimed to be proprietary or exclusive to any person.

SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10281-1201, attention of Equity Capital Markets; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company shall be directed to The Nasdaq Stock Market, One Liberty Plaza, New York, New York 10006, attention of Office of General Counsel; with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, attention of Richard L. Muglia and Eric J. Friedman; and notices to the Selling Stockholders shall be directed to the NASD, 1735 K Street, N.W., Washington, DC 20006, attention of T. Grant Callery, Executive Vice President and General Counsel; with a copy to Shearman & Sterling LLP, 1080 Marsh Road, Menlo Park, California 94025-1022, attention of James B. Bucher.

SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,
THE NASDAQ STOCK MARKET, INC.

By:	/s/ Ronald Hassen
Name:	Ronald Hassen
Title:	Senior Vice President

NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

By:	/s/ Todd T. Diganci
Name:	Todd T. Diganci
Title:	Executive Vice President

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Ronald Hassen
Name:	Ronald Hassen
Title:	Senior Vice President

As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE SECURITIES (USA) LLC
THOMAS WEISEL PARTNERS LLC
CITIGROUP GLOBAL MARKETS INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
KEEFE, BRUYETTE & WOODS, INC.
SANDLER O’NEILL & PARTNERS, L.P.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Kaivan Shakib
Authorized Signatory

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ David Topper
Authorized Signatory

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Joseph Molluso
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriters	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,530,760
J.P. Morgan Securities Inc	3,195,903
Credit Suisse Securities (USA) LLC	1,945,332
Thomas Weisel Partners LLC	1,111,618
Citigroup Global Markets Inc.	277,904
Friedman, Billings, Ramsey & Co., Inc.	277,904
Keefe, Bruyette & Woods, Inc.	277,904
Sandler O’Neill & Partners, L.P.	277,904

Total	13,895,229

Sch A-1

SCHEDULE B

NUMBER OF SECURITIES TO BE SOLD

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
The Nasdaq Stock Market, Inc.	7,000,000	1,042,142
NASD	3,505,886	1,042,142
Access Securities Inc	1,200	—
Allan Edward Abrams	1,200	—
Alliance Advisory & Securities Inc	300	—
Allied Financial Advisors Inc	1,500	—
Ameritas Investment Corp	1,500	—
Andrew J Degroat	600	—
Armata Partners LP	300	—
Atlantis Investment Co Inc	300	—
Automated Trading Desk	10,129	—
B Riley and Co Inc	5,300	—
Banc Of America Securities LLC	337,500	—
Baron Capital Inc	71,728	—
Bear Stearns & Co Inc	187,500	—
Bear Stearns Securities Corp	300	—
Bentley Securities Corporation	1,200	—
Berman Cohn LLC	700	—
Bishop Rosen & Co Inc	1,800	—
Brahman Securities Inc	5,500	—
Brooke Securities Inc	1,500	—
C P Baker & Company Ltd	300	—
Canyon Partners Inc	2,400	—
Capital Markets America Inc	300	—
Cascade Investment Group Inc	300	—
Century Capital Management LLC	1,500	—
Charles Schwab & Co Inc	281,250	—
YMCS Limited Partnership	3,000	—
Coughlin & Company Inc	1,200	—
Credit Suisse First Boston	375,000	—
D F Degman & Co Incorporated	300	—
Daniel Barba	1,500	—
Daugherty Cole Inc	300	—
David A Noyes & Company	1,000	—
David M Polen Securities Inc	1,500	—
David S Miller & Vickie L Miller	300	—
Development Corp For Israel	1,200	—
Dome Securities Corp	300	—

Sch B-1

Duncan Williams Inc	300	—
Dunwoody Brokerage Services Inc	500	—
E1 Asset Management	1,500	—
Earlybirdcapital Com Inc	1,500	—
Excel Securities & Associates Inc	800	—
Fahnestock & Co Inc	4,600	—
Financial West Group	2,400	—
First Midstate Incorporated	1,500	—
Folger Nolan Fleming Douglas	1,500	—
Forum Financial Group LLC	900	—
Fred Leunis	500	—
Gary B Rafaloff	3,300	—
General Securities Corp	1,200	—
Genesis Advisors Inc	300	—
GKN Securities Corp	1,500	—
Grenel & Co LLC	1,500	—
Grove Capital Corporation	1,000	—
H C Wainwright & Co Inc	1,200	—
Hilliard Farber & Co Inc	300	—
Hilliard Farber Securities Corp	300	—
Horwitz & Associates Inc	300	—
Ingalls & Snyder LLC	1,500	—
Institutional Capital	300	—
Inter Atlantic Capital	1,200	—
Investment Services Inc	300	—
Ironhorse Securities Inc	1,500	—
J K R & Company Inc	300	—
J P R Capital Corp	1,200	—
Jackson & Company Incorporated	300	—
Jackson & Smith Investment	1,000	—
James s Graves & Lori B Graves	750	—
Janco Partners Inc	300	—
Jeffrey J Unterreiner	1,500	—
Jeremy C Huang	3,000	—
John Adams Vaccaro	1,500	—
Joseph Fames Financial Services	100	—
Josephthal & Co Inc	2,400	—
Judy C Sanstrum	300	—
Kaplan & Co Securities Inc	1,000	—
Keefe Bruyette & Woods Inc	300	—
Kimberly Capital Corp	300	—
Krambo Corporation	1,500	—
Lachlan Cameron	1,500	—
Lake Capital Partners Inc	300	—
Leighton Mcgill Partners	1,500	—
Leperc Deneuflize/Tocqueville	300	—
Liberty Capital Investment	300	—
Lieblong & Associates Inc	3,572	—

Sch B-2

Lovejoy Associates Inc	300	—
M H Davidson & Co LLC	1,500	—
Martin Greenberg	1,500	—
Michael Carter	2,100	—
Midwood Securities Inc	1,500	—
ML IBK Positions Inc	1,340,000	—
Mount Pleasant Brokerage Services	18,829	—
Mutual Securities Inc	1,500	—
Newport Securities Corporation	300	—
Pace Securities Inc	2,600	—
Paloma Securities LLC	125,000	—
Papamarkou & Company Inc	1,500	—
Patrick Murray	1,500	—
PCI Trade Securities	3,300	—
Pellinore Securities Corp	3,300	—
Phase II Financial Ltd	1,200	—
Porter White & Company Inc	1,500	—
Preston V Pumphrey	300	—
Prudential Securities Group Incorporated	187,500	—
Punk Ziegel & Company LP	1,500	—
R W Smith & Associates Inc	300	—
Retirement Resources Investment	2,250	—
Richard W M Talley	1,500	—
Robert Weston Slemmer	2,485	—
Rockport Partners LLC	300	—
S W Bach & Company	1,500	—
Salomon Smith Barney Inc	285,725	—
Sandler O’Neill & Partners LP	14,125	—
Schoff & Baxter Inc	300	—
Scott H Goverman	300	—
Spear Leeds & Kellogg	4,000	—
Status Securities Inc	300	—
Strategic Trading Inc	1,500	—
Strome Securities LP	5,000	—
Sutter Securities Inc	1,200	—
Tejas Securities Group Inc	300	—
Thornton Farish Inc	300	—
Triumph Global Securities Ltd	600	—
Trubee Collins & Co Inc	2,400	—
Uhlmann Investments LLC	1,500	—
Vail Securities Investment Inc	6,500	—
Vandham Securities Corp	1,500	—
Vasiliou & Company Inc	300	—
Vaughan and Company	300	—
Watermark Securities Inc	1,500	—
Total	13,895,229	2,084,284

Sch B-3

SCHEDULE C

THE NASDAQ STOCK MARKET, INC.

Shares of Class A Common Stock

(Par Value $.01 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $40.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $38.40, being an amount equal to the initial public offering price set forth above less $1.60, per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D-1

Information

Sch D-1-1

SCHEDULE D-2

Issuer General Use Free Writing Prospectus

Sch D-2-1

SCHEDULE E

List of persons and entities subject to lock-up

Sch E-1

SCHEDULE F

List of Selling Stockholder Counsel

Sch E-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

A-1-1

Exhibit A-2

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

A-2-1

Exhibit B-1

FORM OF OPINION OF COUNSEL FOR EACH SELLING STOCKHOLDER

TO BE DELIVERED PURSUANT TO SECTION 5(c)(i)

B-1-1

Exhibit B-2

FORM OF OPINION OF COUNSEL FOR EACH SELLING STOCKHOLDER

TO BE DELIVERED PURSUANT TO SECTION 5(c)(ii)(A)

B-2-1

Exhibit B-3

FORM OF OPINION OF COUNSEL FOR EACH SELLING STOCKHOLDER

TO BE DELIVERED PURSUANT TO SECTION 5(c)(ii)(B)

B-3-1

Exhibit B-4

FORM OF OPINION OF COUNSEL FOR BANC OF AMERICA SECURITIES LLC

TO BE DELIVERED PURSUANT TO SECTION 5(c)(iii)

B-4-1

Exhibit C

FORM OF NASD LETTER

C-1

Exhibit D

FORM OF LOCK-UP LETTER FROM THE NASD

PURSUANT TO SECTION 5(K)

D-1

Exhibit E-1

FORM OF LOCK-UP LETTER FROM DIRECTORS OR OTHER STOCKHOLDERS

PURSUANT TO SECTION 5(J)

E-1-1

Exhibit E-2

FORM OF LOCK-UP LETTER FROM GLENN H. HUTCHINS

PURSUANT TO SECTION 5(J)

E-2-1

Exhibit E-3

FORM OF LOCK-UP LETTER FROM PATRICK J. HEALY

PURSUANT TO SECTION 5(J)

E-3-1

Exhibit F

FORM OF LOCK-UP LETTER FROM OFFICERS PURSUANT TO SECTION 5(J)

F-1

Exhibit G

LIST OF COMPANY SUBSIDIARIES

G-1